Exhibit 10.3
BIOCRYST PHARMACEUTICALS, INC.

NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR STOCK OPTION

    Notice is hereby given of the following stock option grant (the “Option”) to purchase shares of the Common Stock of BioCryst Pharmaceuticals, Inc. (the “Company”) pursuant to the Director Grant Program in effect under the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (the “Plan”):

Optionee:
Grant Date:
Option Price:
Number of Optioned Shares:
Expiration Date:
Type of Option:	Non-Qualified Stock Option

Exercise Schedule: The Option will become exercisable on the twelve (12)-month anniversary of the Grant Date. The Option shall not become exercisable following the Optionee’s cessation of Service.

Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the Plan and the BioCryst Pharmaceuticals, Inc. Non-Employee Director Compensation Policy (the “Policy”), and Optionee agrees to be bound by and conform to the terms and conditions of the Plan, the Plan Prospectus, this Notice of Grant of Non-Employee Director Stock Option and its accompanying Non-Employee Director Stock Option Agreement, and the Policy. Optionee acknowledges that copies of the Plan, the Plan Prospectus, the Non-Employee Director Stock Option Agreement, and the Policy have been made available to Optionee.

No Guarantee of Board Service: Nothing in the Non-Employee Director Stock Option Agreement, the Plan, or the Policy shall confer upon the Optionee the right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the stockholders to remove Optionee from the Board in accordance with applicable law.

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan.

OPTIONEE	BIOCRYST PHARMACEUTICALS, INC.

Signature	Jon P. Stonehouse President & CEO

BIOCRYST PHARMACEUTICALS, INC.
STOCK INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT
WITNESSETH:
RECITALS
A.The Company’s Board of Directors (the “Board”) has approved a director grant program under the Company’s Stock Incentive Plan (the “Plan”) pursuant to which the non-employee members of the Board will receive option grants under the Plan.
B.Optionee is a non-employee member of the Board, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of an option to purchase shares of the Company’s Common Stock under the Plan.
C.The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and is designed to provide Optionee with a meaningful incentive to serve as a member of the Board.
NOW, THEREFORE, it is hereby agreed as follows:
1.Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the “Grant Date”) specified in the accompanying Notice of Grant of Non-Employee Director Stock Option (the “Grant Notice”), a stock option to purchase up to that number of shares of the Company’s Common Stock (the “Optioned Shares”) specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the “Option Price”) specified in the Grant Notice.
2.Option Term. This option grant shall expire at the close of business on the Expiration Date specified in the Grant Notice (which shall be ten (10) years measured from the Grant Date), unless sooner terminated in accordance with this Agreement.
3.Limited Transferability. During the lifetime of the Optionee, this option (together with its tandem stock appreciation right) shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee except for a transfer by will or by the laws of descent and distribution following the Optionee’s death. Notwithstanding the foregoing, this option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the during Optionee’s lifetime either as (i) as a gift to one or more members of Optionee’s immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
4.Exercisability. This option shall become exercisable for the Optioned Shares in installments as is specified in the Grant Notice. As the option becomes exercisable for one or more installments, the installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or the sooner termination of the option term under this Agreement.
5.Cessation of Board Service. Should Optionee cease to serve as a Board member for any reason while holding this option, then Optionee shall have the remainder of the ten (10) year term of this option in which to exercise such option for any or all of the Optioned Shares for which it is exercisable at the time of such cessation of Board service. This option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to Optioned Shares for which this Option is not otherwise at that time exercisable. Upon the death of the Optionee, whether resulting in cessation of Service or occurring thereafter, the personal representative of the Optionee’s estate or the person or persons to whom this Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution may exercise this Option for the remainder of the ten (10) year term with respect to the Optioned Shares for which the Option was exercisable at the time of Optionee’s death.

6.Corporate Transaction/Change in Control. In the event of a Corporate Transaction or a Change in Control, the option shall be treated as specified in Article Two of the Plan. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.Adjustment in Optioned Shares.
(a)In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number and/or class of Optioned Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
(b)If this option is to be assumed or is otherwise to remain outstanding after a Corporate Transaction, then this option shall be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.
8.Privilege of Stock Ownership. The holder of this option shall not have any shareholder rights with respect to the Optioned Shares until such individual shall have exercised the option and paid the Option Price.
9.Manner of Exercising Option.
(a)In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee’s death, the Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:
(1)Provide the Plan Administrator (or its designee) with written notice of the option exercise (the “Exercise Notice”) specifying the number of Optioned Shares for which the option is being exercised.
(2)Pay the aggregate Option Price for the purchased shares in one of the following alternative forms:
(A)full payment in cash or check payable to the Company’s order; or
(B)full payment in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date; or
(C)full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Company’s order; or
(D)If the Company’s outstanding Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), at the time this option is exercised, then payment of the Option Price may also be effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions (A) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate Option Price payable for the purchased shares and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
(E)Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(b)For purposes of subparagraph (a) above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
(1)If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.
(2)If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.
(3)If the Common Stock is on the date in question neither listed or admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.
(c)The Exercise Date shall be the date on which the Exercise Notice is delivered to the Plan Administrator. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany such notice.
(d)As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or other person or persons exercising this option) the purchased Optioned Shares via electronic means or by delivery of a certificate or certificates representing the purchased Optioned Shares.
(e)In no event may this option be exercised for any fractional share.
10.Compliance with Laws and Regulations.
(a)The exercise of this option (or of its tandem stock appreciation right) and the issuance of Common Stock hereunder shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or over-the-counter market on which shares of the Company’s Common Stock may be listed or traded at the time of such exercise and issuance.
(b)In connection with the exercise of this option (or its tandem stock appreciation right), Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.
11.Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.
12.Liability of Company.
(a)If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b)The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Agreement shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
13.No Guarantee of Board Service. This Agreement shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.
14.Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
15.Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.
16.Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.
17.Tandem Stock Appreciation Right. Optionee is hereby granted a tandem stock appreciation right, which entitles Optionee to surrender all or part of this option with respect to Optioned Shares for which it is then vested and exercisable, for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the option surrender date) of the Optioned Shares for which the option is surrendered, over (B) the Option Price for such Optioned Shares. The distribution shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date. Any portion of this option that is surrendered in accordance with this Paragraph shall cease to be outstanding and shall no longer be exercisable by Optionee.